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                                                                     EXHIBIT 4.3


                        AMENDMENT NO. 2 TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT

         This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") dated as of May 29, 2002 (the "Amendment Effective Date") is among Edge Petroleum Corporation, a Delaware corporation ("Parent"), Edge Petroleum Exploration Company, a Delaware corporation ("Edge Exploration"), Edge Petroleum Operating Company, Inc., a Texas corporation ("Edge Operating," and together with the Parent and Edge Exploration referred to collectively as the "Borrowers"), the lenders party to the Credit Agreement (as defined below) from time to time (the "Lenders"), Union Bank of California, N.A., as agent for the Lenders ("Agent").

                                    RECITALS

A. The Borrowers, the Lenders and the Agent are parties to the Second Amended and Restated Credit Agreement dated as of October 6, 2000 as amended by that certain Amendment No. 1 and Waiver dated as of November 21, 2001 (as so amended, the "Credit Agreement"; the defined terms of which are used herein otherwise defined herein).

B. The Borrowers, the Lenders and the Agent wish to, subject to the terms and conditions of this Amendment, (1) amend the Credit Agreement to allow amend the Applicable Margin and (2) increase the Borrowing Base.

         THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:

         SECTION 1. DEFINED TERMS; OTHER DEFINITIONAL PROVISIONS. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Amendment shall refer to this Amendment as a whole and not to any particular Article, Section, subsection or provision of this Amendment. All titles or headings to Articles, Sections, subsections or other divisions of this Amendment or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

         SECTION 2. APPLICABLE MARGIN. The definition of "Applicable Margin" in
Section 1.2 is deleted in its entirety and replaced with the following:

                    "Applicable Margin" shall mean (a) as to each LIBO Rate Loan, 2.25% and (b) as to each Floating Rate Loan, 0.50%.

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         SECTION 3. INCREASE IN BORROWING BASE. The Borrowing Base shall, effective as of the Amendment Effective Date, be increased from $18,000,000 to $19,000,000 and shall remain in effect at that level until the Borrowing Base is redetermined in accordance with the terms of the Credit Agreement.

         SECTION 4. SECURITY INSTRUMENTS. Each Borrower hereby authorizes the Agent to file any financing statements or other filings without the signature of such Borrower where permitted by law, in order to perfect or maintain any Lien granted by such Borrower to the Agent under any Security Instrument, including without limitation, those executed and delivered as required under Section 5 of this Amendment.

         SECTION 5. COVENANT OF BORROWERS. Within 45 days after the Amendment Effective Date the Borrowers agree to (a) execute and deliver such Security Instruments requested by the Agent, including without limitation mortgages, deeds of trust, and financing statements, necessary to perfect and maintain a Lien on all Oil and Gas Properties owned by any of the Borrowers and in form satisfactory for filing with the appropriate filing offices and (b) provide title opinions covering the Oil and Gas Properties acquired by the Borrowers since May 31, 2001, in form and substance satisfactory to the Agent in its sole discretion as to the status of the Borrowers' title to such Oil and Gas Properties.

         SECTION 6. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant that: (a) except for such which are made only as of a prior date, the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all respects as of the Amendment Effective Date as if made on and as of such date; (b) the execution, delivery and performance of this Amendment and any Loan Documents executed and delivered in connection with this Amendment are within the corporate power and authority of each Borrower and have been duly authorized by appropriate corporate action and proceedings; (c) this Amendment and the Loan Documents executed in connection with this Amendment constitute legal, valid, and binding obligations of the Borrower party hereto and thereto, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and (d) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment and such other Loan Documents.

         SECTION 7. CONDITIONS. This Amendment shall become effective and enforceable against the parties hereto and the Credit Agreement shall be amended as provided herein upon the occurrence of the following conditions precedent on or before the Amendment Effective Date:

         (a) Amendment. The Agent shall have received multiple original counterparts of this Amendment duly and validly executed and delivered by duly authorized officers of the Borrowers, the Agent and the Lenders.

         (b) Other Instruments or Documents. The Agent and the Lenders shall have received such other instruments and documents as any of them may reasonably request.


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         (c) No Default. No Default shall have occurred and be continuing as of the Amendment Effective Date.

         (d) Fees. The Borrowers shall have paid (i) a Borrowing Base increase fee in the amount of $5,000 as required under Section 2.15 of the Credit Agreement, (ii) an engineering fee in the amount of $5,000 as required under
Section 2.17 of the Credit Agreement, and (iii) all fees and expenses of the Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Amendment Effective Date.

         SECTION 8. MISCELLANEOUS.

         (a) Effect on Loan Documents. Each of the Borrowers, the Lenders and the Agent does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect. Nothing herein shall act as a waiver of any of the Agent's or the Lender's rights under the Loan Documents, as amended. From and after the Amendment Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Amendment. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be an Event of Default under the Credit Agreement.

         (b) Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Amendment may be executed by facsimile signature and all such signatures shall be effective as originals.

         (c) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

         (d) Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

         (e) Governing Law. This Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

                         [SIGNATURES BEGIN ON NEXT PAGE]


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         EXECUTED effective as of the date first above written.

                                   BORROWERS:

                                   EDGE PETROLEUM CORPORATION


                                   By: /s/ MICHAEL G. LONG
                                      ------------------------------------------
                                       Michael G. Long, Chief Financial Officer

                                   EDGE PETROLEUM EXPLORATION COMPANY


                                   By: /s/ MICHAEL G. LONG
                                      ------------------------------------------
                                       Michael G. Long, Chief Financial Officer



                                   EDGE PETROLEUM OPERATING
                                     COMPANY, INC.


                                   By: /s/ MICHAEL G. LONG
                                      ------------------------------------------
                                       Michael G. Long, Chief Financial Officer


                                   AGENT AND SOLE LENDER:

                                   UNION BANK OF CALIFORNIA, N.A., as
                                   Agent and as a Lender


                                   By:    /s/ DAMIEN MEIBURGER
                                      ------------------------------------------
                                   Name:  Damien Meiburger
                                        ----------------------------------------
                                   Title: Senior Vice President
                                         ---------------------------------------


                                   By:   /s/ JOHN A. CLARK
                                      ------------------------------------------
                                   Name:  John A. Clark
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------



                       Signature page for Amendment No. 2